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                                                                      Exhibit 21
              List of Subsidiaries of divive interVentures, inc.
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Subsidiary                                                State of Incorporation
----------                                                ----------------------
Aluminium.com, Inc.                                       Delaware
BeautyJungle.com, Inc.                                    Delaware
bid4real.com, inc.                                        Delaware
BidBuyBuild, Inc.                                         Delaware
Buzz divine, inc.                                         Delaware
CapacityWeb.com, Inc.                                     Delaware
closerlook, inc.                                          Delaware
Commerx, Inc.                                             Delaware
Community divine, inc.                                    Delaware
comScore, Inc.                                            Delaware
divine interChange, inc.                                  Delaware
dotspot, Inc.                                             Delaware
eFiltration.com, Inc.                                     Delaware
Emicom Group, Inc.                                        Delaware
Entrepower, Inc.                                          Delware
e-Reliable Commerce, Inc.                                 Delaware
eXperience divine, inc.                                   Delaware
Farms.com, Ltd.                                           Delaware
FiNetrics, Inc.                                           Delaware
Host divine, inc.                                         Delaware
i-Fulfillment, Inc.                                       Delaware
iGive.com, inc.                                           Delaware
iSalvage.com, Inc.                                        Delaware
i-street, Inc.                                            Delaware
Justice divine, inc.                                      Delaware
Knowledge divine, inc.                                    Delaware
LAUNCHworks inc.                                          Alberta, Canada
LiveOnTheNet.com, Inc.                                    Alabama
Martin Partners, L.L.C.                                   Delaware LLC
Mercantec, inc.                                           Delaware
Mindwrap, inc.                                            Virginia
The National Transportation Exchange, Inc.                Delaware
Neoforma.com, Inc.                                        Delaware
NetUnlimited, Inc.                                        North Carolina
OfficePlanIt.com, Inc.                                    Delaware
Oilspot.com, Inc.                                         Delaware
OpinionWare.com, Inc.                                     Delaware
OUTTASK.COM, Inc.                                         Delaware
Panthera Productions, LLC                                 Texas LLC
Perceptual Robotics, Inc.                                 Delaware
PocketCard Inc.                                           Delaware
Sales divine, inc.                                        Delaware
Sequoia Software Corporation                              Maryland
Sho research, Inc.                                        Delaware
Talent divine, inc.                                       Delaware
TV House Inc.                                             Delaware
ViaChange.com, Inc.                                       Delaware
Web Design Group, Inc.                                    Delaware
Westbound Consulting, Inc.                                Delaware
Whiplash, Inc.                                            Delaware
Xippix, Inc.                                              Delaware
Xqsite, inc.                                              Delaware